Maiden Holdings, Ltd. Third Quarter 2023 Investor Presentation November 2023

Investor Disclosures 1 Forward Looking Statements This presentation contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on Maiden Holdings, Ltd.’s (the “Company”) future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A, Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023. The Company undertakes no obligation to publicly update any forward- looking statements, except as may be required by law. Any discrepancies between the amounts included in this presentation and amounts included in the Company’s Form 10-Q for the three and nine months ended September 30, 2023, filed with the SEC are due to rounding. Non-GAAP Financial Measures In addition to the Summary Consolidated Balance Sheets and Consolidated Statements of Income, management uses certain key financial measures, some of which are non-GAAP measures, to evaluate the Company's financial performance and the overall growth in value generated for the Company’s common shareholders. Management believes that these measures, which may be defined differently by other companies, explain the Company’s results to investors in a manner that allows for a more complete understanding of the underlying trends in the Company’s business. The non-GAAP measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. See the Appendix of this presentation for a reconciliation of the Company’s non-GAAP measures to the nearest GAAP measure.

Maiden Holdings Q3 2023 Highlights

- **Adjusted book value was $3.16 per share as of September 30, 2023**
  - Adjusted book value decreased by $0.06 per common share due mainly to net loss available to Maiden common shareholders of $3.5m in Q3 2023
  - Reported book value per common share was $2.60 per share as of September 30, 2023
- **GAAP net loss available to common shareholders was $3.5m or $0.03 per share**
  - Stronger investment results offset by higher underwriting loss
  - Investment results were 145% higher in Q3 2023 compared to Q3 2022 primarily due to increases in interest income from higher yielding floating rate investments
    - **Income from equity method investments of alternative asset portfolio were $2.2m in Q3 2023**
  - Adverse prior year loss development of $7.8m from both segments in Q3 2023
    - **Bulk of adverse development for Q3 2023 from AmTrust Hospital Liability ($6.0m) which is not covered by Enstar LPT/ADC**
    - **See slide 5-6 for details on Q3 and YTD underwriting results and loss development by segment**
  - Operating expenses $0.3m or 4.6% higher than Q3 2022
- **Asset management activity reflects focus on assets producing current income**
  - Alternative portfolio increased by 8.4% during Q3 2023 primarily as a result of funding commitments in real estate, private equity, and private credit asset classes
  - Despite uneven market conditions, alternative assets remain on track to exceed benchmark returns, though it remains too early to begin assessing performance for many fund investments
- **Full valuation allowance maintained on U.S. deferred tax asset of $1.20 per share at 9/30/2023**
  - Not recognized as an asset on balance sheet currently
  - Timing of asset recognition likely to be influenced by more stable loss development
  - Focus on current income producing assets targets to offset continuing reserve development

2

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

MAIDEN HOLDINGS, LTD.

Maiden Holdings – Q3 2023 Results Recap

($ millions, except per share amounts)	Q3 2023	Q3 2022	Comments
Net Income and Per Share Data			
GAAP Net (Loss) Income (Attributable) Available to Common Shares	**$(3.5)**	$(8.2)	• Improvement driven by higher investment results and lower underwriting loss offset by lower foreign exchange and other gains
Per common share	**$(0.03)**	$(0.09)	• Summary GAAP and Non-GAAP Financial Measures in Appendix
Key Income Statement Details			
Underwriting Loss	**$(10.9)**	$(12.6)	• Decline in underwriting loss in quarter, AmTrust segment had underwriting loss of $8.4m while Diversified Reinsurance segment had underwriting loss of $2.5m • Adverse prior year development in Q3 2023of $7.8m from AmTrust ($6.0m) and Diversified ($1.9m) segments - Q3 2022 had consolidated adverse prior year development of $0.8m • Most of the adverse development in Q3 2023 is from Hospital Liability which is not subject to the Enstar LPT/ADC • See slide 5 for detail on underwriting results and prior period loss development
Investment Results	**$11.5**	$4.7	• Net investment income 36.3% higher at $9.1m in Q3 2023 vs. $6.6m in Q3 2022 as income received on floating rate AmTrust loan as well as income from AFS securities increased • Realized and unrealized gains of $0.2m in Q3 2023 vs. losses of $1.6m in Q3 2022 mainly attributable to gains on equity securities & other investments offset by realized losses on sales of AFS securities • Income from equity method investments of $2.2m vs. loss of $0.4m in Q3 2022 mainly attributable to investments in the alternative & private equity asset classes
Operating Expenses	**$6.8**	$6.5	• Operating expenses increased slightly, by $0.3m or 4.6% vs. Q3 2022 due to increase in payroll, audit and LOC fees
Foreign Exchange/Other Gains	**$4.6**	$8.6	• Primarily due to reserve revaluation due to weakening of U.S. dollar relative to Euro and British pound

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

3

MAIDEN HOLDINGS, LTD.

Maiden Holdings – YTD Q3 2023 Results Recap

($ millions, except per share amounts)	YTD Q2 2023	YTD Q2 2022	Comments
Net Income and Per Share Data			
GAAP Net (Loss) Income (Attributable) Available to Common Shares	$(17.8)	$19.2	• Net income attributable to Maiden common shareholders in YTD Q3 2022 includes $28.2m of gains from purchases of preference shares
Per common share	$(0.18)	$0.22	• Summary GAAP and Non-GAAP Financial Measures in Appendix
GAAP Net Loss (excl. preference share gains)	$(17.8)	$(9.0)	• Higher Q3 2023 net loss compared to Q3 2022 resulted from higher underwriting loss and lower foreign exchange and other gains offset by higher investment results
Key Income Statement Details			
Underwriting Loss	$(28.4)	$(19.4)	• Higher underwriting loss in both the AmTrust and Diversified segments • Adverse prior year development of $16.0m in nine months ended September 30, 2023, from AmTrust segment ($12.0m) and Diversified segment ($3.9m) • The comparable nine months to September 2022 had favorable prior year development of $5.5m on consolidated basis • See slide 6 for detail on underwriting results and prior period loss development
Investment Results	$38.4	$21.6	• Net investment income 39.5% higher at $29.1m in YTD 2023 vs. $20.9m in YTD Q3 2022 as income received on floating rate AmTrust loan, AFS securities, and other income producing alternative assets increased • Realized and unrealized gains of $2.4m in YTD 2023 vs. $2.8m in YTD 2022 mainly attributable to gains on equity securities and other investments offset by realized losses on sales of AFS securities • Income from equity method investments of $6.9m in Q3 2023 vs. loss of $2.1m in YTD Q3 2022 mainly attributable to investments in the alternative & private equity asset classes, as well as improved results in hedge fund investments compared to Q3 2022
Operating Expenses	$23.7	$24.7	• Operating expenses continued to trend lower as G&A expenses decreased by $0.9m, or 3.8% in Q3 2023 vs. Q3 2022 due mainly to lower stock-based compensation
Foreign Exchange/Other (Losses) Gains	$(0.8)	$19.1	• Primarily due to reserve revaluation due to weakening of U.S. dollar relative to British pound; offset by strengthening of U.S. dollar relative to Euro.

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

4

MAIDEN HOLDINGS, LTD.

Q3 2023 UW Results and Loss Development

For The Three Months Ended	Q3 2023	Q3 2022	Variance
Diversified Reinsurance	$ (2.5)	$ -	$ (2.5)
AmTrust Reinsurance	(8.4)	(12.6)	4.2
Underwriting loss	**$ (10.9)**	**$ (12.6)**	**$ 1.7**

LOSS DEVELOPMENT			
(in thousands ('000))			
QTD	**Sep-23**	**Sep-22**	**Variance**
Diversified			
GLS	$ (40)	$ (477)	$ 437
IIS	1,232	(351)	1,583
Motors	(225)	-	(225)
Run-Off	897	238	659
Unfavorable (favorable)	**1,864**	**(590)**	**2,454**
AmTrust			
Master QS	(22)	(4,572)	4,550
Hospital Liability	6,012	5,996	16
Other Run-off	(20)	-	(20)
Unfavorable (favorable)	**5,970**	**1,424**	**4,546**
Total Unfavorable (favorable)	**$ 7,834**	**$ 834**	**$ 7,000**

- **Underwriting loss of $10.9m in Q3 2023 vs. $12.6m in Q3 2022**
  - $7.8m of adverse prior year loss development in Q3 2023 compared to $0.8m of adverse prior year loss development in Q3 2022
  - AmTrust had adverse loss development of $6.0m in Q3 2023 compared to $1.4m in Q3 2022
    - Net adverse prior year loss development in Q3 2023 was primarily due to $6.0m in unfavorable development in Hospital Liability on accident years prior to 2016 as losses emerged
    - CLD Auto and General Liability had more modest adverse development which was mostly offset by continued favorable development in Workers' Compensation
  - Diversified had adverse loss development of $1.9m in Q3 2023 compared to favorable development of $0.6m in Q3 2022
    - Adverse prior year development mostly due to German auto contract and development in other runoff business lines

5

MAIDEN HOLDINGS, LTD.

YTD 2023 UW Results and Loss Development

For The Nine Months Ended	Q3 2023	Q3 2022	Variance
Diversified Reinsurance	$ (7.6)	$ 0.3	$ (7.9)
AmTrust Reinsurance	(20.8)	(19.7)	(1.1)
Underwriting loss	**$ (28.4)**	**$ (19.4)**	**$ (9.0)**

LOSS DEVELOPMENT

(in thousands ('000))

YTD	Sep-23	Sep-22	Variance
Diversified			
GLS	$ (24)	$ (1,302)	$ 1,278
IIS	1,792	$ (1,830)	3,622
Motors	(10)	$ -	(10)
Run-Off	2,180	$ 1,157	1,023
Unfavorable (favorable)	**3,938**	**(1,975)**	**5,913**
AmTrust			
Masters QS	6,414	(9,514)	15,928
Hospital Liability	5,992	5,996	(4)
Other Run-off	(360)	-	(360)
Unfavorable (favorable)	**12,046**	**(3,518)**	**15,564**
Total Unfavorable (favorable)	**$ 15,984**	**$ (5,493)**	**$ 21,477**

- **Underwriting loss of $28.4m YTD 2023 vs. $19.4m YTD 2022**
  - $16.0m of adverse prior year loss development in Q3 2023 compared to $5.5m of favorable prior year loss development in Q3 2022
  - AmTrust segment had adverse loss development of $12.0m in the nine months ended September 2023 compared to favorable development of $3.5m in the same period in 2022
    - **Adverse prior year loss development on AmTrust contracts in 2023 was primarily due to unfavorable movements in Hospital Liability, CLD Auto and General Liability, Specialty Risk and Warranty (structural and construction defect), partly offset by continued favorable development in Workers Compensation**
  - Diversified segment had adverse loss development of $3.9m in the nine months ended September 2023 compared to favorable loss development of $2.0m in the same period in 2022
    - **Adverse prior year development on International business, primarily German Auto contract and other runoff business**

6

MAIDEN HOLDINGS, LTD.

Maiden Holdings Business Strategy 7 • We create shareholder value by actively managing and allocating our assets and capital o We leverage our deep knowledge of the insurance and related financial services industries into ownership and management of businesses and assets with the opportunity for increased returns o Change in strategy since 2019 has allowed us to more flexibly allocate capital to activities we believe will produce the greatest returns for our common shareholders • Our strategy currently has three principal areas of focus o Asset management – investing in assets and asset classes in a prudent but expansive manner in order to maximize investment returns  We limit the insurance risk we assume relative to the assets we hold and maintain required regulatory capital at very strong levels to manage our aggregate risk profile o Legacy underwriting - judiciously building a portfolio of run-off acquisitions and retroactive reinsurance transactions which we believe will produce attractive underwriting returns o Capital management - effectively managing capital and when appropriate, repurchasing securities or returning capital to enhance common shareholder returns • Strategic focus likely to evolve as market conditions extend timelines for asset management and legacy underwriting target returns to materialize o Developing more predictable areas of revenue and profit a priority – expanding activities in insurance distribution an area of focus, possibly supplemented by deploying limited reinsurance capacity • We believe these areas of strategic focus will enhance our profitability o We believe our strategy increases the likelihood of fully utilizing the significant tax NOL carryforwards which would create additional common shareholder value o Expected returns from each strategic pillar are evaluated relative to our cost of debt capital

Asset Management Update 8 *Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein

Asset Management Update 9 * Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein Alternative Investments • Alternative investments increased by 6.9% to $291.3m at 9/30/2023 compared to $272.5m at 12/31/2022, reflecting increasing focus on current income producing assets as interest rates continue to rise o Continued focus on increasing focus to current income producing assets, particularly private credit investments which are yielding private equity like returns • Year to date total returns on alternative investments for 2023 of $14.2m vs. $6.1m for 2022 o Returns benefitted year over year from unrealized gains in the private equity asset class as well as income from equity method investments in the alternative asset class o Improvements in the broader equity markets led to smaller losses year over year on investments with equity exposure particularly in the hedge fund asset class o Interest rate sensitive investments in private credit including those with mortgage exposures continue to face headwinds • Annualized YTD 2023 gross return of the alternative portfolio of 6.7% o Still on track to exceed long-term benchmark returns o Numerous alternative investments not marked to fair value yet - too early in life cycle of investments Fixed Income • Q2 fixed income returns primarily driven by higher income from AmTrust loan and AFS securities o Short portfolio duration of 1.4 years well positioned for current credit market volatility o Higher yields on cash equivalents and floating rate CLOs are offsetting the impact of a smaller portfolio • Fixed income portfolio continues to decrease in size as AmTrust liabilities continue to run off o Payments now being made from Funds Withheld • Floating rate securities compose $258.8m or 37.7% of fixed income investments which is reducing interest rate risk o $87.0m or 12.7% are CLOs which may be credit sensitive  Average CLO rating is AA+ with 90.2% rated AAA  EUR CLOs of $81.5m yield is 5.7%  USD CLOs of $5.5m yield is 8.1% o $168.0m or 24.4% is floating rate loan to related party and is priced at Fed Funds rate + 200 basis points  As at 11/7/2023, the current yield of related party loan was 7.3% due to continuing increases in the Fed Funds rate  Effective YTD 2023 yield of related party loan is 6.9%

Legacy Underwriting Update 10 • Active pipeline continues – challenging liability markets and market competition resulting in narrower and deliberate focus o Consistent flow of opportunities being presented but rate of declinations increasing o GLS experience consistent with recent industry trends – deals increasingly more difficult to close due to rising interest rates impact on deal pricing, increase in market participants and intermediaries • GLS holds insurance liabilities totaling approximately $26.6m at 9/30/2023 o Legacy platforms require sufficient scale for long-term success which GLS has not yet achieved o $15.7m of insurance liabilities relate to Loss Portfolio Transfers/Adverse Development Cover (LPT/ADC) reinsurance contracts  Additional $4m in derivative liabilities for additional agreement associated with LPT/ADC o Premium for LPT/ADC contracts are often lower than the undiscounted estimated ultimate losses payable at inception due to the time value of money, in recognition that GLS will earn an investment return on the assets which support the payment of insurance claims in the future o Current LPT/ADC deals may be subject to risk of further adjustment in ultimate losses as additional data emerges while assets are held and before losses are paid • GLS produced Q3 operating income of $0.1m and YTD operating loss of $0.9m excluding overhead expenses o YTD results closer to breakeven factoring in certain non-recurring transactions o $0.7m YTD net investment income

Capital Management Update • Maiden continued active but disciplined long-term capital management in Q3 2023 o Our subsidiary Maiden Reinsurance Ltd. ("MRL") repurchased in Q3 2023 520,475 common shares in open market at an average price of $1.86 per share  Subsequent to September 30, 2023, MRL repurchased an additional 226,250 common shares at an average price of $1.67 per share  YTD 2023 repurchases now total 1,046,355 common shares at $1.88 per share o MRL repurchased 5,567 senior notes in open market at an average price of $17.10 per share o Earlier in 2023, MHLD repurchased 128,731 common shares at an average price of $2.25 per share from employees representing tax obligations on vested restricted shares • Maiden expects to maintain active but prudent and long-term approach to balance sheet management as part of its overall strategy o Significant Board authorization remains for both common shares and senior notes to cover both open market purchases and privately negotiated trades o $72.3 million and $99.9 million in authorization available for common share and senior note repurchases, respectively • MRL owns 29.5% of Maiden common shares, but is limited to 9.5% voting power per Maiden bye-laws o Common shares owned by MRL eliminated for accounting and financial reporting purposes on the Company’s consolidated financial statements and presented as treasury shares o Per share computations reflect elimination of MHLD common shares owned by MRL of 42,259,453 • Maiden capital management options on common shares no longer restricted o Can now issue dividends or repurchase common shares – no immediate plans 11 * Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein

Maiden Holdings, Ltd. Third Quarter 2023 Investor Presentation - Appendix Financial Data for Period Ended September 30, 2023

Summary Consolidated Balance Sheet 13

Summary Consolidated Statements of Income 14

Segment Information 15 In thousands ('000's)

Segment Information 16 In thousands ('000's)

Segment Information 17 In thousands ('000's)

Segment Information 18 In thousands ('000's)

Non-GAAP Financial Measures 19

Non-GAAP Financial Measures 20

Non-GAAP Financial Measures 21

Non-GAAP Financial Measures 22

Non-GAAP Financial Measures 23